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                                                                     EXHIBIT 3.4


                           CERTIFICATE OF DESIGNATION

                                       OF

                            SERIES A PREFERRED STOCK

                                       OF

                         AMERICAN CELLULAR CORPORATION

             PURSUANT TO SECTION 151 OF THE GENERAL CORPORATION LAW
                            OF THE STATE OF DELAWARE

          American Cellular Corporation, a Delaware corporation (the "Corporation"), certifies that pursuant to the authority contained in its Certificate of Incorporation, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors (the "Board of Directors") has adopted the following resolution creating a series of its Preferred Stock, par value $.01 per share, designated as Series A Preferred Stock.

          RESOLVED, that a series of the class of authorized Preferred Stock, par value $.01 per share, of the Corporation be hereby created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:


          Section 1.  Designation and Amount.
                      ----------------------

          The shares of such series shall be designated as the "Series A Preferred Stock" (the "Series A Preferred Stock") and the number of shares initially constituting such series shall be 3,250,000, which number may be decreased (but not increased) by the Board of Directors without a vote of stockholders; provided, however, that such number may not be decreased below the
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number of then currently outstanding shares of Series A Preferred Stock.  The
"Stated Value" per share of the Series A Preferred Stock shall be equal to $100.


          Section 2.  Dividends and Distributions.
                      ---------------------------

                 (a) The holders of shares of Series A Preferred Stock, in preference to and in priority over the holders of shares of any stock of the Corporation ranking junior to the Series A Preferred Stock with respect to the payment of dividends or the distribution of assets, whether upon liquidation, dissolution, winding up or otherwise ("Junior Stock"), shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available for the payment of dividends, dividends on the Series A Preferred Stock, which shall accrue on a daily basis (computed on the basis of a 360-day year of twelve 30-day months) at the rate per annum of twelve percent (12.0%), compounded quarterly, on the Stated Value (plus all accrued or accumulated but unpaid dividends) of each share of Series A Preferred Stock from the date of original issuance thereof until the redemption of the Series A Preferred Stock pursuant to Section 3 hereof.
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                 (b) Dividends shall accrue and be cumulative whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. Dividends shall be payable quarterly, in arrears, on the last day of each December, March, June and September (each, a "Dividend Payment Date"). The amount of dividends payable on each Dividend Payment Date shall be determined by applying the rate specified in Section 2(a) from but excluding the immediately preceding Dividend Payment Date (or from but excluding the date of issuance of shares of Series A Preferred Stock with respect to the first dividend period) to and including the Dividend Payment Date. Dividends shall be paid in cash. If the payment date does not occur on a regular Dividend Payment Date, dividends shall be calculated on the basis of the actual number of days elapsed from but excluding the immediately preceding Dividend Payment Date to and including the redemption date or such final distribution date.

                 (c) To the extent dividends are not paid on a Dividend Payment Date, all dividends which shall have accrued on each share of Series A Preferred Stock outstanding as of such Dividend Payment Date shall be accumulated dividends.

                 (d) Dividends payable on each Dividend Payment Date shall be paid to the record holders of the shares of Series A Preferred Stock as they appear on the books of the Corporation at the close of business on the 10th Business Day immediately preceding the respective Dividend Payment Date or on such other record date as may be fixed by the Board of Directors of the Corporation in advance of a Dividend Payment Date, provided that no such record date shall be less than ten (10) nor more than sixty (60) calendar days preceding such Dividend Payment Date. For purposes hereof, "Business Day" means any day other than a Saturday, Sunday, or a day on which commercial banks in the City of New York are authorized or obligated by law or executive order to close.

                 (e) Each fractional share of Series A Preferred Stock outstanding shall be entitled to a ratably proportionate amount of all dividends accruing with respect to each outstanding share of Series A Preferred Stock, and all such dividends with respect to such outstanding fractional shares shall be fully cumulative and shall accrue, whether or not declared, and shall be payable in the same manner and at such times as provided herein with respect to dividends on each outstanding share of Series A Preferred Stock.

                 (f) All dividends paid with respect to shares of Series A Preferred Stock pursuant to Section 2(a) shall be paid pro rata to the holders entitled thereto.

                 (g) So long as any shares of Series A Preferred Stock are outstanding:

                     (i) No dividend or other distribution shall be declared or paid, or set apart for payment on or in respect of, any Junior Stock, either directly or indirectly, whether in cash, obligations, shares of the Corporation or other property (other than dividends or distributions payable in shares of Junior Stock or in rights to purchase Junior Stock), nor shall any Junior Stock, or any warrants, rights, calls or options exercisable for or convertible into any Junior Stock, be redeemed, purchased, retired or otherwise acquired for any consideration (or any money be paid to a sinking fund or otherwise set apart for the purchase or redemption of any such Junior Stock or any warrants, rights, calls or options exercisable for or convertible into any

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Junior Stock), unless as of such date the Corporation has paid all dividends accrued and payable to date on the Series A Preferred Stock in full and paid all amounts due in respect of its redemption obligations under Section 3; provided that notwithstanding the foregoing, the Company may effect purchases or redemptions pursuant to employee stock subscription agreements with officers and key employees of the Corporation and its subsidiaries.

                     (ii) No shares of Series A Preferred Stock shall be redeemed, purchased or otherwise acquired for any consideration (or any money be paid to a sinking fund or otherwise set apart for the purchase or redemption of any such Series A Preferred Stock) by the Corporation unless (A) the full cumulative dividends on all outstanding shares of Series A Preferred Stock shall have been or contemporaneously are declared and paid for all dividend periods terminating on or prior to the date on which such redemption, purchase or other payment is to occur, or (B) all shares of Series A Preferred Stock are simultaneously redeemed as provided in Section 3 hereof.

          Section 3.  Redemption.
                      ----------

                 (a) The Corporation shall have the right, at its sole option and election, to redeem outstanding shares of Series A Preferred Stock, in whole or in part (pro-rata among the outstanding shares of Series A Preferred Stock) at any time; provided, however, that the Corporation shall not optionally redeem
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less than $5,000,000 in the aggregate of the stated amount of shares of Series A
Preferred Stock at any one time.

                 (b) On September 30, 2008, the Corporation shall redeem one-third of the shares of Series A Preferred Stock then outstanding. On September 30, 2009, the Corporation shall redeem one-half of the shares of Series A Preferred Stock then outstanding. On September 30, 2010, the Corporation shall redeem all remaining shares of Series A Preferred Stock then outstanding.

                 (c) The redemption price per share for Series A Preferred Stock redeemed on any optional or mandatory redemption date (the "Redemption Price") shall be equal to the Stated Value per share of the shares to be redeemed plus an amount equal to the aggregate dollar amount of all accrued or accumulated and unpaid dividends through the redemption date. The Redemption Price shall be paid in cash from any source of funds legally available therefor.

                 (d) Not less than thirty (30) nor more than sixty (60) days prior the redemption date, a notice specifying the time and place of such redemption shall be given by first class mail, postage prepaid, to the holders of record of the shares of Series A Preferred Stock to be redeemed at their respective addresses as the same shall appear on the books of the Corporation (but no failure to mail such notice or any defect therein shall affect the validity of the proceedings for redemption except as to the holder to whom the Corporation has failed to mail such notice or except as to the holder whose notice was defective), calling upon each such holder of record to surrender to the Corporation on the redemption date at the place designated in such notice such holder's certificate or certificates representing the then outstanding shares of Series A Preferred held by such holder called for redemption. On or after the redemption date, each holder of shares of Series A Preferred Stock called for redemption shall surrender his certificate or certificates for such shares to the Corporation at the place designated in the

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redemption notice and shall thereupon be entitled to receive payment of the
Redemption Price in the manner set forth in Section 3(c) above. If the redemption is delayed for any reason, dividends shall continue to accrue on the shares of Series A Preferred Stock, and shall be added to and become a part of the Redemption Price of such shares, until the Redemption Price, as so adjusted, for such shares is paid in full.

          Section 4.  Reacquired Shares.  Any shares of Series A Preferred Stock
                      -----------------
converted, redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof, and, if necessary to provide for the lawful redemption or purchase of such shares, the capital represented by such shares shall be reduced in accordance with the General Corporation Law of the State of Delaware. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock, par value $.01 per share, of the Corporation and may be reissued as part of another series of Preferred Stock, par value $.01 per share, of the Corporation.


          Section 5.  Liquidation, Dissolution or Winding Up.
                      --------------------------------------

                 (a) If the Corporation shall adopt a plan of liquidation or of dissolution, or commence a voluntary case under the Federal bankruptcy laws or any other applicable state of Federal bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in any involuntary case under any such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official of the Corporation) or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of 90 consecutive days and on account of such event the Corporation shall liquidate, dissolve or wind up, or upon any other liquidation, dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of Junior Stock, unless prior thereto, the holders of shares of Series A Preferred Stock shall have received in cash the Stated Value per share in respect of all outstanding shares plus all accrued or accumulated but unpaid dividends thereon to and including the date fixed for such liquidation.

                 (b) No payment on account of any such liquidation, dissolution or winding-up of the Corporation shall be paid to any holder of shares of Series A Preferred Stock unless there shall be paid at the same time to all holders of shares of Series A Preferred Stock proportionate amounts determined ratably in proportion to the full amounts to which the holders of all outstanding shares of Series A Preferred Stock are respectively entitled with respect to such distribution.

                 (c) After payment of the full amount of the liquidation preference to which the holders of shares of Series A Preferred Stock are entitled under Section 5(a), such

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holders will not be entitled to any further participation in any distribution of assets of the Corporation.

                 (d) Written notice of any liquidation, dissolution or winding-up of the Corporation, stating the payment date or dates when and the place or places where the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage prepaid, not less than fifteen (15) days prior to any payment date stated therein, to the holders of record of the shares of Series A Preferred Stock at their respective addresses as the same shall appear in the records of the Corporation.

                 (e) Any voluntary sale, conveyance, exchange or transfer of all or substantially all of the property or assets of the Corporation or the consolidation or merger of the Corporation with or into one or more other corporations in which the holders of capital stock of the Corporation entitled to vote in the election of directors prior to the consummation of such event own less than 50% of the capital stock of the surviving corporation entitled to vote in the election of directors shall be deemed to be a liquidation, winding-up or dissolution of the Corporation, and the only amounts payable to the holders of the Series A Preferred Stock upon any such consolidation, merger or sale of the Corporation shall be the liquidation preference set forth in Section 5(a).


          Section 6.  Information Rights.
                      ------------------

          The Corporation will furnish to each person who, together with its affiliates, holds shares of Series A Preferred Stock having an aggregate Stated Value of at least $5,000,000 the following reports:


                 (a) As soon as practicable after the end of each fiscal year, and in any event within ninety (90) days thereafter, audited consolidated balance sheets of the Corporation as of the end of such fiscal year, and consolidated statements of income and cash flows of the Corporation for such year, prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and certified by independent public accountants of national standing selected by the Corporation.

                 (b) As soon as practicable, but in any event within forty-five
(45) days after the end of each of the first three (3) quarters of each fiscal year of the Corporation, unaudited balance sheets of the Corporation as of the end of each such quarter, and consolidated statements of income and cash flows of the Corporation for each such quarter, all prepared in accordance with generally accepted accounting principles.

                 (c) As soon as practicable, but in any event within thirty (30) days after the end of each of the first two months of each quarter of the Corporation, unaudited balance sheets of the Corporation as of the end of each such month, and consolidated statements of income and cash flows of the Corporation for each such month, all prepared in accordance with generally accepted accounting principles.

                 (d) At least ten (10) days prior to submission thereof to the Corporation's Board of Directors for approval, the Company's budget and operating plan

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(including projected balance sheets and profit and loss and cash flow statements) for each fiscal year.

          Section 7.  Voting.
                      ------

          Except as otherwise required by law, holders of shares of Series A Preferred Stock shall have no voting rights; provided, however, that so long as
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any of the Series A Preferred Stock is outstanding, the Corporation will not authorize, create or issue, or increase the authorized or issued amount of, any class or series of stock (or any security convertible or exchangeable therefor) ranking senior to or pari passu with the Series A Preferred Stock with respect to dividends or liquidation preference or reclassify or modify any Junior Stock such that it ranks senior to or pari passu with the Series A Preferred Stock with respect to dividends or liquidation preference without the affirmative vote or consent of the holders of at least 66-2/3% of the shares of Series A Preferred Stock then outstanding, voting as a separate class (given in person or by proxy, either in writing or by resolution adopted at a special meeting called for the purpose); and provided further, however, that the Corporation will not
                      ----------------  -------
amend, alter or repeal any of the provisions applicable to the Series A Preferred Stock set forth in its Certificate of Incorporation or in this Certificate so as to change adversely (i) the dividend payable thereon, (ii) the amount payable thereon upon liquidation or redemption or (iii) the mandatory redemption provisions applicable thereto, without the affirmative vote or consent of all holders of shares of Series A Preferred Stock then outstanding, voting as a separate class (given in person or by proxy, either in writing or by resolution adopted at a special meeting called for the purpose).

          Each share of Series A Preferred Stock shall have one vote, and each fractional share shall have a corresponding fractional vote.

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          IN WITNESS WHEREOF, the Corporation has caused this Certificate of
Designation of Series A Preferred Stock to be duly executed by its this 21st day of April, 1998.

                              AMERICAN CELLULAR CORPORATION

                              By:   /s/ Brion Applegate
                                    ___________________________
                                    Brion Applegate,
                                    Chief Executive Officer

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